UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                                 ---------------

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

        Date of report (Date of earliest event reported): March 12, 2007

                       HUNGARIAN TELEPHONE AND CABLE CORP.
               (Exact Name of Registrant as Specified in Charter)


          Delaware                     1-11484                 13-3652685
(State or Other Jurisdiction         (Commission              (IRS Employer
     of Incorporation)               File Number)           Identification No.)

                         1201 Third Avenue, Suite #3400
                         Seattle, Washington 98101-3034
                    (Address of Principal Executive Offices)

                                 (206) 654-0204
              (Registrant's telephone number, including area code)

                                 Not applicable
          (Former Name or Former Address, if Changed Since Last Report)


            Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

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Item 5.02   Departure of Directors or Certain Officers; Election of Directors;
Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b) Resignation of Director

On March 12, 2007, John B. Ryan informed the Board of Directors of the Company that he was retiring from the Board of Directors at end of the current term of the Board of Directors on May 24, 2007.

(d) Election of Director

On March 12, 2007, the Company's Board of Directors elected Jens Due Olsen to its Board of Directors. The Company expects Mr. Olsen to replace Carsten Dyrup Revsbech on its Audit Committee by April 1, 2007. Mr. Olsen will be compensated at the same level as the current independent directors.

(e) Compensatory Arrangements

On March 12, 2007, the Company approved two payment to TDC A/S, its majority stockholder, in the amount of (euro)58,414 (approximately $77,000) and
(euro)42,483 (approximately $56,000) as reimbursement to TDC for the payment by TDC of performance bonuses for 2006 to Torben V. Holm and Alex Wurtz, respectively. Messrs. Holm and Wurtz are employees of TDC but serve as executive officers of Hungarian Telephone and Cable Corp. pursuant to secondment agreements with TDC.

In connection with the Company's pending acquisition of Invitel, the Company has agreed to a retention bonus plan with Tamas Vagany, its Chief Commercial Officer (Domestic). If Mr. Vagany remains employed with the Company through July 2007, the Company shall pay Mr. Vagany a lump sum equal to 3 months pay, HUF 5,250,000 (approximately $28,000).


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                                    SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                          HUNGARIAN TELEPHONE AND CABLE CORP.


Date: March 16, 2007                      By:   /s/ Peter T. Noone
                                                --------------------------------
                                                Peter T. Noone
                                                General Counsel


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